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IDS Life Investment Series, Inc.
File No. 2-73115/811-3218

                           EXHIBIT INDEX

Exhibit 8(b):  Custody Agreement between Morgan Stanley Trust
               Company and IDS Bank & Trust, dated May 1993.

Exhibit 18(b): Officers' Power of Attorney, dated November 1, 1995.